Exhibit 23(l)

                                     FORM OF
                                INVESTMENT LETTER

                        SELIGMAN GLOBAL FUND SERIES, INC.

      Seligman Global Fund Series, Inc. (the "Fund"), an open-end diversified management investment company, and the undersigned (the "Purchaser"), intending to be legally bound, hereby agree to the following:

1. The Fund hereby sells to Purchaser and Purchaser purchases such number of Class R shares of Capital Stock (par value $.001) of the Seligman International Growth Fund Series of the Fund (the "International Series") corresponding to a $1,500.00 investment, at a price per share equivalent to the net asset value of one Class A share of the International Series as of the close of business on ____________________, 2003, such number of Class R shares of Capital Stock (par value $.001) of the Seligman Emerging Markets Fund Series of the Fund (the "Emerging Markets Series") corresponding to a $1,500.00 investment, at a price per share equivalent to the net asset value of one Class A share of the Emerging Markets Series as of the close of business on __________________, 2003, such number of Class R shares of Capital Stock (par value $.001) of the Seligman Global Growth Fund Series of the Fund (the "Global Growth Series") corresponding to a $1,500.00 investment, at a price equivalent to the net asset value of one Class A share of the Global Growth Series as of the close of business on_______________, 2003, such number of Class R shares of Capital Stock (par value $.001) of the Seligman Global Smaller Companies Fund Series of the Fund (the "Global Smaller Companies Series") corresponding to a $1,500.00 investment, at a price equivalent to the net asset value of one Class A share of the Global Smaller Companies Series as of the close of business on __________________, 2003 and such number of Class R shares of Capital Stock (par value $.001) of the Seligman Global Technology Fund Series of the Fund (the "Global Technology Series") corresponding to a $1,500.00 investment, at a price equivalent to the net asset value of one Class A share of the Global Technology Series as of the close of business on ________________, 2003, (the "Purchase Date") (collectively, the "Shares"). The Fund hereby acknowledges receipt from Purchaser of funds in the amount of $6,000.00 in full payment for the Shares.

2. Purchaser represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Shares.

IN WITNESS WHEREOF, the parties have executed this agreement as of the Purchase Date.

                                          SELIGMAN GLOBAL FUND SERIES, INC.

                                          By:
                                             -----------------------------------
                                          Name:  Lawrence P. Vogel
                                          Title: Vice President


                                          SELIGMAN ADVISORS, INC.

                                          By:
                                             -----------------------------------
                                          Name:  Stephen J. Hodgdon
                                          Title: President